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                                                                 Exhibit (23)(d)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Calloway's Nursery, Inc. on Forms S-8 (File Nos. 33-46170 and 33-82192) of our report dated November 11, 1996, on our audits of the financial statements and financial statement schedule of Calloway's Nursery, Inc. as of September 30, 1996 and 1995, and for the years ended September 30, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.

Coopers & Lybrand L.L.P.
Fort Worth, Texas

December 20, 1996